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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
First Variable Life Insurance Company

    We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 30, 2001, and on the financial statements of the sub-accounts of First Variable Life Insurance Company -- First Variable Annuity Fund A dated November 9, 2001, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 44 to the Registration Statement (Form N-4, File No. 002-30164) of First Variable Life Insurance Company.

KPMG LLP

Chicago, IL
December 19, 2001